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                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         September 16, 1997
                         ------------------
                            Date of Report
                  (Date of Earliest Event Reported)

                      KARA INTERNATIONAL, INC.
                      ------------------------
       (Exact Name of Registrant as Specified in its Charter)

    Nevada                002-97690-D             87-0421191
    ------                -----------             ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)

                        897 South Artistic Circle
                        Springville, Utah  84663
                        ------------------------
                 (Address of Principal Executive Offices)

                               (801)489-3238
                               -------------
                       Registrant's Telephone Number

                                 N/A
                                 ---
        (Former Name or Former Address if changed Since Last Report)

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Item 1.   Changes in Control of Registrant.

     None; not applicable. However, see Item 5 of this Report, regarding a Letter of Intent respecting a proposed reorganization between the Registrant and International Heritage Inc., a corporation organized under the laws of the State of North Carolina ("IHI"), which, if completed, would result in a change in control.

Item 5.  Other Events.

     On September 16, 1997, the Registrant and IHI executed a Letter of
Intent regarding a proposed reorganization whereby it is contemplated that IHI will become a wholly-owned subsidiary of the Registrant. The Registrant will also exchange options to acquire shares of its common stock for currently outstanding options of IHI, on the same terms and conditions currently governing the IHI options.

          Following the completion of the first stage of the reorganization, the directors and executive officers of IHI shall become the directors and executive officers of the Registrant.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

               Description of Exhibit             Exhibit No.

          News Release dated October 1, 1997             99



                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         KARA INTERNATIONAL, INC.

Date: 10/1/97.          By  /s/ David N. Nemelka
                                 President, Secretary and Director